Exhibit 99.1

FOR IMMEDIATE RELEASE

ARIAD Announces Pricing of Public Offering of Common Stock

Financing to support global commercialization of Iclusig™ (ponatinib) and additional clinical development of its investigational targeted cancer medicines

Cambridge, MA, January 24, 2013 – ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced the pricing of an underwritten public offering of 15,307,000 shares of its common stock, at a price to the public of $19.60 per share. The offering is expected to close on or about January 29, 2013, subject to customary closing conditions. In addition, ARIAD has granted the underwriters a 30-day option to purchase up to 2,296,050 additional shares of common stock to cover over-allotments, if any.

J.P. Morgan Securities LLC, Cowen and Company, LLC and Jefferies & Company, Inc. are acting as joint book-running managers and underwriters for the offering. BMO Capital Markets, Leerink Swann LLC, RBC Capital Markets, LLC and UBS Investment Bank are acting as co-managers for the offering.

This funding is expected to enable ARIAD to support sales, marketing, manufacturing and distribution of Iclusig™ (ponatinib). ARIAD anticipates that this funding will also enable it to continue ongoing global development of its other product candidates, including clinical trials, product and process development activities, manufacturing and other activities; expand its operations in Europe and other territories to prepare for future commercial launch of products, if approved; continue discovery research efforts to add to its pipeline of product candidates; and be used for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, capital expenditures and possible acquisitions.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC, and a final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204); the offices of Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 631-274-2806); or the offices of Jefferies & Company, Inc., Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY, 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ARIAD

ARIAD Pharmaceuticals, Inc. is a global oncology company focused on the discovery, development and commercialization of medicines to transform the lives of cancer patients. For more information about ARIAD, visit the company’s website at www.ariad.com.

Forward-looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to our expectations regarding the expected closing date of the public offering, the use of proceeds, our commercialization and drug development plans and the sufficiency of funds for the next two years. Actual results or developments may differ materially from those projected or implied in these forward looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the sale of shares of common stock, market and other conditions, the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the public offering on the anticipated terms, or at all. You should not place undue reliance on these forward looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the offering, ARIAD and our business can be found under the heading “Risk Factors” in the filings that we periodically make with the SEC and in the preliminary prospectus supplement related to the offering filed with the SEC on the date hereof. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SOURCE: ARIAD Pharmaceuticals, Inc.

CONTACTS:	For Investors	For Media
	Kendra Adams	Liza Heapes
	kendra.adams@ariad.com	Liza.heapes@ariad.com
	(617) 503-7028	(617) 621-2315

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